Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement (No. 333-191925) on Form N-2 (Pre-Effective Amendment No. 1) of FS Investment Corporation III of our report dated November 15, 2013, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

November 15, 2013